EXHIBIT 99.1

SEPARATION AGREEMENT AND
GENERAL RELEASE OF ALL CLAIMS

     The intent of this Separation Agreement and General Release of All Claims (“Agreement”) is to amicably resolve all potential issues and claims surrounding the employment of Gary Wetsel (“Mr. Wetsel”) by Aspect Communications Corporation (“Aspect”) and the termination of that employment.

RECITALS

     A. Mr. Wetsel has expressed a desire to retire from full-time employment with Aspect and has offered to assist Aspect’s Board of Directors and management to help identify his successor and work towards an orderly transition to his successor.

     B. Aspect believes that an orderly transition to Mr. Wetsel’s successor is in the best interests of the company and its shareholders and desires that Mr. Wetsel continue working as-needed by Aspect for an interim period of time as well as to continue to be available to Aspect after the appointment of his successor.

     C. In exchange for the promises made by Mr. Wetsel in this Agreement, the compensation committee of Aspect’s Board of Directors has determined that it is in the best interests of the company and its shareholders to provide Mr. Wetsel with the consideration set forth in this Agreement.

AGREEMENT

     NOW, THEREFORE, the parties agree as follows:

     1. Definition of Parties: References in this Agreement to Aspect shall mean Aspect Communications Corporation. References to Mr. Wetsel shall include all of his representatives, attorneys, heirs, and successors and assigns.

     2. Mr. Wetsel’s Transition: Until the commencement of his successor’s employment by Aspect (the “Transition Date”), Mr. Wetsel will continue to perform his current job duties as well as work with Aspect’s Chief Executive Officer on transitional matters. Upon the Transition Date, Mr. Wetsel shall be deemed to have resigned as an officer of Aspect and as an officer and director of all of Aspect’s subsidiaries and affiliates, as applicable. As of the Transition Date, Mr. Wetsel will no longer be expected to perform his current job duties but he will generally be available until March 31, 2005 on a full-time basis to Aspect to assist in transitional matters. Following March 31, 2005 until the Separation Date, Mr. Wetsel shall be available on a part time basis to consult with Aspect at mutually agreeable times with respect to matters related to his term as Chief Financial Officer of the company and such other matters as Mr. Wetsel and Aspect shall agree.

     3. Aspect’s Consideration For Agreement: In exchange for the promises of Mr. Wetsel described in this Agreement, Aspect agrees to provide Mr. Wetsel with the following benefits. These benefits are in addition to any payments or benefits for which Mr. Wetsel is otherwise entitled to receive as a result of his continuing employment with Aspect through the Separation Date (as defined below) or in connection with termination of his employment. Mr. Wetsel shall not receive from Aspect any monetary consideration in connection with this Agreement except for the things identified herein.

     a) Mr. Wetsel’s last day of employment with Aspect will be September 30, 2005 (“Separation Date”). Until the Separation Date, Mr. Wetsel will continue to receive his salary at his current rate of $28,125 per month (less applicable withholding), he will continue to accrue FTO at the current rate in effect, his currently existing health insurance benefits will be continued, he will continue to vest stock options pursuant to the terms of the grants previously made under Aspect’s stock option plans. Except with respect to the Aspect Executive Incentive Plan (as further set forth in Section 3(b) below) he will not continue to participate in Aspect’s bonus programs through the Separation Date unless otherwise required under the terms of the applicable Aspect benefit plan or applicable law.

     b) If Aspect pays bonuses to its executives under Aspect’s 2004 Executive Incentive Plan (EIP), Mr. Wetsel shall receive an EIP bonus calculated using the same methodology used for calculating bonuses for other EIP participants. To the extent such payment is required to be made hereunder (meaning, that Aspect otherwise determines that it will pay bonuses under the 2004 EIP to its then-current executives), such payment shall be paid to Mr. Wetsel in 2005 at the time the 2004 EIP bonuses are paid to such then-current executives of Aspect. Mr. Wetsel acknowledges and agrees that he has no right or claim to any other amount under the 2004 EIP; provided that if Aspect pays bonuses to executive officers outside of or in addition to the EIP, Mr. Wetsel shall be paid a bonus equal the same proportion of such bonuses as if all such bonuses were under the EIP.

     c) During the period of his employment, Aspect granted certain stock options to Mr. Wetsel, which options are listed on the Options Summary attached as Exhibit A to this Agreement (the “Options”). Pursuant to the terms of the existing stock option agreements (the “Option Agreements”) for the Options and the provisions of the stock plan(s) to which the Options are subject, the Options shall continue to vest through the Separation Date. With respect to the Option shares which are vested as of the Separation Date, the terms and conditions of the Option Agreements shall remain unmodified in any way, including that such Option shares vested as of the Separation Date are exercisable until the sixtieth (60th) day following the Separation Date. In consideration for the release of claims and other obligations of Mr. Wetsel set forth in this Agreement, Aspect hereby accelerates, as of the Effective Date of this Agreement, the vesting of all of the Options which would otherwise be unvested as of the Separation Date (the “Accelerated Shares”) held by Mr. Wetsel and such Accelerated Shares shall become exercisable by Mr. Wetsel in six (6) equal monthly installments following the Separation Date (the “Exercisability Period”), subject to Mr. Wetsel’s continued compliance with the terms of this Agreement. Mr. Wetsel acknowledges and agrees that if Aspect reasonably determines he is not in compliance with his obligations to Aspect under this Agreement (including without limitation the obligations set forth below in Sections 5 and 7-9) Aspect shall have the immediate right to preclude his exercising any of the Accelerated Shares that have not yet been exercised pursuant to this Section 3(c); provided however that Mr. Wetsel shall be provided written notice of any purported default and ten (10) days to establish that he is not in fact in violation of such obligations, with the Board of Directors of Aspect (the “Board”) having sole and final authority to determine whether a violation has occurred. To the extent the Board determines no violation has occurred, Aspect shall lift the prohibition on exercise of the Accelerated Shares and again permit exercise of such Options in accordance with the provisions of this Section 3(c) (meaning, on the schedule set forth above during the Exercisability Period). To the extent the Board determines that a violation has occurred, the prohibition on exercising the Accelerated Shares shall remain in place and Mr. Wetsel shall not be permitted to exercise such Accelerated Shares at any time thereafter. In consideration for the release of claims and other obligations of Mr. Wetsel set forth in this Agreement and subject to the limitation set forth in the preceding three sentences, all of the Accelerated Shares (to the extent not previously exercised) shall remain exercisable until the sixtieth (60th) day following the date on which the final installment of the Accelerated Shares becomes exercisable. In no event, however, shall any Option be exercisable following the expiration of the original term of such Option. Except as set forth in this Section 3(c) and the Option Agreements, Mr. Wetsel acknowledges that he has no right, title or interest in or to any shares of Aspect’s capital stock under the any other agreement (oral or written) with Aspect. Notwithstanding anything to the contrary contained herein, in the event a Change of Control (as defined in Mr. Wetsel’s employment agreement dated February 27, 2004) occurs on or prior to March 31, 2005, the vesting of all of Mr. Wetsel’s options shall accelerate and such options shall be exercisable in full upon such Change of Control.

     d) Mr. Wetsel shall continue to receive Aspect’s group health insurance benefits at Aspect expense until the Separation Date, which date shall be the “qualifying event” date under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). If Mr. Wetsel timely elects to continue his group health insurance benefits under COBRA following such date, Aspect shall pay the applicable COBRA premiums for Mr. Wetsel and his dependents for the lesser of the six (6) months or until he becomes eligible for comparable group health insurance benefits from another employer or is otherwise ineligible for COBRA continuation coverage. Following such date, Mr. Wetsel has the right to continue the COBRA coverage at his own expense. Mr. Wetsel acknowledges and agrees that nothing in this Section 3(d) shall restrict the ability of Aspect from changing some or all of the terms of such medical insurance benefits, provided that all similarly situated participants are treated the same.

     e) Mr. Wetsel and Aspect agree that Aspect shall pay to Mr. Wetsel on or before the Separation Date all salary, bonuses, accrued vacation and other benefits and sums as are then due to Mr. Wetsel including those for which Mr. Wetsel is eligible to receive as a result of his continuing employment through the Separation Date. By executing this Agreement, Mr. Wetsel hereby acknowledges receipt of all such payments as received and acknowledges that, in light of the payment by Aspect of all wages due to him, California Labor Code Section 206.5 is not applicable to the parties hereto. That section provided in pertinent part as follows:

No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

     f) Except as otherwise provided above, following the Separation Date, Mr. Wetsel shall not be entitled to participate in any of Aspect’s benefit plans or programs offered to employees of Aspect. Notwithstanding the foregoing, Mr. Wetsel shall continue to be reimbursed in accordance with Aspect policy for reasonable and customary company expenses paid for by Mr. Wetsel prior to the Separation Date (subject to all travel expenses being pre-approved in writing by Aspect’s Chief Executive Officer).

     h) It is the parties’ intent that no payment made or to be made hereunder shall be subject to the provisions of Section 409A(a)(1)(B) of the Internal Revenue Code, as amended (the “IRC”). Accordingly, notwithstanding any payment date or schedule specified above, the parties agree that any payment required to be made hereunder shall be changed to the extent necessary avoid such payment’s being subject to the provisions of IRC Section 409A(a)(1)(B). The parties agree that this Agreement shall be amended to conform to their intent as set forth in this Section 3(h).

     4. Waiver of All Legal Claims: As partial consideration for the payments and services provided by this Agreement as described above, Mr. Wetsel completely releases and forever discharges Aspect and any and all of its parent, subsidiary and affiliated corporations and business entities and all shareholders, officers, directors, agents, managers, employees, representatives, attorneys, and successors and assigns of those corporations and entities from all claims, rights, obligations, and causes of action of any and every kind and character, known or unknown, which Mr. Wetsel may now have, or has ever had, arising from or in any way connected with the employment relationship between the parties, any actions during that relationship or related to any compensation arrangements between the parties that arose out of that relationship (other than those compensation arrangements specifically set forth in this Agreement), or the termination of that relationship.

     This release includes but is not limited to:

     a) any and all claims relating to or arising from Mr. Wetsel’s employment relationship with Aspect and the termination of that relationship;

     b) any and all claims relating to, or arising from, Mr. Wetsel’s right to purchase, or actual purchase of, or holding of, the shares of Aspect capital stock, including, without limitation, any claims against Aspect for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

     c) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

     d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Older Workers Benefit Protection Act, the Family and Medical Leave Act, the California Family Rights Act, the California Fair Employment and Housing Act, and the California Labor Code;

     e) any and all claims for violation of the federal, or any state, constitution;

     f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

     g) any claim for any loss, cost, damage, or expense arising out of any dispute over the tax treatment (including the withholding tax treatment) of any of the payments received by Mr. Wetsel as a result of this Agreement; and

     h) any and all claims for attorneys’ fees and costs.

The parties agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement nor does it affect or impair in any manner any claim by Mr. Wetsel for indemnification under Aspects charter documents or any contractual, statutory or regulatory right to indemnification.

     5. Obligations Under Aspect Employee Agreement: Mr. Wetsel specifically affirms that his obligations under the Aspect Employee Agreement executed by him and by Aspect on April 3, 2002 (attached hereto as Exhibit B and incorporated by reference), extend beyond his employment by Aspect, and he agrees to abide by the terms of that Agreement after his termination. Specifically, among other things, Mr. Wetsel will not at any time after his termination use Aspect’s proprietary or confidential information for any purpose inconsistent with Aspect’s interests, and he will not for a period of 12 months after his termination solicit any Aspect employee to leave his or her employment with Aspect. Mr. Wetsel specifically affirms that solicitation of Aspect employees would inevitably involve misuse of Aspect’s proprietary or confidential information.

     6. Return of Aspect Property: Before the Separation Date, Mr. Wetsel shall return to Aspect all Aspect property, including all keys, credit cards, business records, computers, computer discs, cell phones and any other Aspect property and assets that may be in his possession or control. Mr. Wetsel specifically affirms his recognition that he did not assume ownership of property used in the performance of his job of Aspect because he participated in its creation.

     7. SEC Reporting: Until the Separation Date, Mr. Wetsel will provide Aspect with information and reasonable assistance with respect to reports required to be filed by Aspect with the Securities and Exchange Commission, including, but not limited to, as they relate to required information with respect to Mr. Wetsel.

     8. Cooperation in Litigation: Until the Separation Date, Mr. Wetsel will provide Aspect with information and reasonable assistance with respect to any disputes, lawsuits, or complaints brought against Aspect by third parties, including, but not limited to, making himself reasonably available to provide testimony and serve as a witness.

     9. Non-Disparagement Provision: Upon execution of this Agreement Aspect shall issue a press release in the form attached as Exhibit C hereto. Each of Aspect and Mr. Wetsel agrees not to disparage the other in any manner likely to be harmful to the other or its business, business reputation or personal reputation; provided that it is understood that either party may respond accurately and fully to any question, inquiry or request for information when required by legal process. Mr. Wetsel acknowledges that Aspect has informed him that this Agreement will be publicly disclosed pursuant to Securities and Exchange Commission disclosure requirements.

     10. Mr. Wetsel’s Acknowledgment of California Civil Code § 1542: Mr. Wetsel states that he has read Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Mr. Wetsel understands that Section 1542 gives him the right not to release existing claims of which he is not now aware, unless he voluntarily chooses to waive this right. Having been so apprised, Mr. Wetsel nevertheless hereby voluntarily elects to, and does, waive any rights he may have in this regard (as described in Section 1542 or under any other applicable law), and elects to assume all risks for claims that now exist in his favor, known or unknown, from the subject of this Agreement.

     11. Non-Admission Clause: Nothing in this Agreement shall be construed as an admission by either party of any wrongdoing by such party or any liability arising from the subjects covered in this Agreement.

     12. Compliance with Older Workers Benefit Protection Act: Mr. Wetsel acknowledges he is waiving and releasing rights he may have under the Age Discrimination in Employment Act of 1967 and that this waiver is knowing and voluntary. He also acknowledges that Aspect has advised him: a) that he should consult with an attorney prior to signing this Agreement; b) that he has twenty-one (21) days in which to consider whether he should sign this Agreement; and c) that if he signs this Agreement, he will be given seven (7) days following the date on which he signs to revoke the Agreement and it would not be effective until after this seven-day period had lapsed.

     13. Tax Indemnification: Mr. Wetsel will be solely responsible for the payment of the employee payable portion of all taxes on the payments and benefits provided by this Agreement. He acknowledges that all payments made hereunder will be paid net of required tax withholding amounts and that, to the extent any withholding obligation arises with respect to a payment from which such amount cannot be withheld, he will be obligated to make payment of an amount equal to the withholding obligations to Aspect prior to receipt of any amount related to such payment. Mr. Wetsel will reimburse and indemnify Aspect in the event any taxing authority seeks and obtains payment from Aspect of any taxes owed and unpaid by Mr. Wetsel as a result of this Agreement, including any interest, penalties or other amounts properly assessed against Aspect other than interest or penalties resulting from errors by Aspect.

     14. Entire Agreement: This Agreement constitutes the entire understanding of the parties on the subjects covered. Mr. Wetsel expressly warrants that: a) he has read and fully understands this Agreement; b) he has had the opportunity to consult with legal counsel of his own choosing and to have the terms of the Agreement fully explained to him; c) he is not executing this Agreement in reliance on any promises, representations or inducements other than those contained in this document; and d) he is executing this Agreement voluntarily, free of any duress or coercion. Except with respect to the definition of “Change in Control” for purposes of determining the acceleration benefit referred to in the final sentence of Section 3(c), the employment agreement set forth in such sentence shall have no further force or effect.

     15. Amendments; Severability; Governing Law: This Agreement may not be modified or amended except in a writing signed by both Mr. Wetsel and a duly authorized officer of Aspect. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable to the fullest extent possible. It is the intent of the parties that the covenants set forth in this Agreement be enforced to the maximum degree permitted by applicable law and Mr. Wetsel agrees that he has received adequate consideration hereunder to make such covenants enforceable against him. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California, without regard to choice-of-law provisions.

     16. Effective Date: This Agreement shall become effective on the eighth (8th) day following the date on which it is signed by Mr. Wetsel. It is understood that Mr. Wetsel may revoke his consent to this Agreement in the seven day period following the date on which he signs the Agreement.

     17. Attorneys Fees: Promptly following the execution of this Agreement, Aspect shall reimburse Mr. Wetsel for attorney’s fees incurred in connection with the negotiation of this Agreement up to a maximum of $ 3,500. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, or default in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     18. Separation Date: On the Separation Date, Mr. Wetsel shall re-execute this Agreement to re-affirm his obligations under this Agreement and to make the release provided by him hereunder effective as of the Separation Date.

Dated: December 6, 2004	/s/ Gary Barnett

Aspect Communications Corporation
1310 Ridder Park Drive
San Jose, California 95131

Dated: December 6, 2004	/s/ Gary Wetsel

Gary Wetsel